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             FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") made as of April 15, 1998 by and between MMI Companies, Inc. (the
"Company") and B. Frederick Becker (the "Employee").

                       W I T N E S S E T H

       WHEREAS,  the  parties  have  entered  into  that  certain
Employment  Agreement  dated as of May 1, 1997  (the  "Employment
Agreement"); and

      WHEREAS, the Personnel and Compensation Committee of the Board of Directors of the Company desires to provide additional incentives to Employee to further the best interests of the Company and has approved an increase in Employee's Maximum Bonus (as such term is defined in the Employment Agreement);

     NOW, THEREFORE, the parties hereby agree as follows:

     1.    The  second paragraph of Paragraph 4 of the Employment
       Agreement is hereby amended in its entirety to read as follows:

            "Upon   successful  achievement  of   the
            agreed upon goals, such annual bonus will equal up to 65% of the Employee's annual salary or such higher amount as the Board of Directors or Compensation Committee may determine if circumstances warrant
            (`Maximum Bonus')."

     2. Except as amended hereby, the Employment Agreement is ratified and affirmed in all respects.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


MMI COMPANIES, INC.


By:                                     _________________________
___________________________              B. Frederick Becker
Senior   Vice   President